UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 17, 2010

OSAGE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-33224	32-0181888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

239 East Main Street, Pawhuska, Oklahoma	74056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(918) 287-2919

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

OSAGE BANCSHARES, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 17, 2010, the Registrant filed notice with The Nasdaq Stock Market of its intention to delist its common stock from the Nasdaq Global Market.  In connection therewith, the Registrant intends to file a Form 25 Notification of Removal from Listing and/or Registration with the Securities and Exchange Commission and The Nasdaq Stock Market on or about March 1, 2010.  Upon the effectiveness of the delisting, the Registrant currently intends to file a Form 15 with the Securities and Exchange Commission to terminate its reporting responsibilities under Section 15(d) of the Securities Exchange Act of 1934.  The Registrant is eligible to file the Form 15 because it has fewer than 300 stockholders of record.  Upon the filing of the Form 15, the Registrant’s obligations to file periodic reports with the Commission will be immediately suspended.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits.  The following exhibits are filed with this report:

99.1	Press Release, dated February 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OSAGE BANCSHARES, INC.
Date: February 17, 2010	By:	/s/ Mark S. White
Mark S. White President and Chief Executive Officer